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                              ADVISORY AGREEMENT

                            M.S.D.& T. FUNDS, INC.
                               Two Hopkins Plaza
                          Baltimore, Maryland  21201


                                                                 July 21  , 1989
                                                           ---------------



Mercantile-Safe Deposit
 & Trust Company
Two Hopkins Plaza
Baltimore, Maryland  21201

Dear Sirs:

          This will confirm the agreement, entered into in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, between the undersigned (the "Company") and you as follows:

          1.     General. The Company is an open-end investment company.
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This Agreement relates to three of the Company's short-term money market portfolios -- the Prime Money Market Fund, the Government Money Market Fund, and the Tax-Exempt Money Market Fund (individually, a "Fund" and collectively, the "Funds"). The Company proposes to engage in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objective, policies and limitations specified with respect to each Fund in the Company's Prospectuses and Statement of Additional Information, (the "Prospectus") included in the Company's Registration Statement, as amended from time to time (the "Registration Statement"), filed under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended. Copies of the Prospectus have been furnished to you. Any amendments to the Prospectus shall be furnished to you promptly.

          2.     Advisory Services. Subject to the supervision
                 -----------------
and approval of the Company's Board of Directors, you will provide investment management of each Fund's portfolio in accordance with such Fund's investment objective, policies and limitations as stated in the Prospectus as from time to time in effect, and resolutions of the Company's Board of Directors of which you will be advised. In connection therewith, you will obtain and provide investment research and will supervise each Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Fund's assets. You will place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Funds' policies and restrictions regarding brokerage allocations.

          In the event that the Company establishes one or more portfolios other than the Funds with respect to which it desires to retain you as investment adviser hereunder, it shall notify you in writing. If you are willing to render such services under this Agreement you shall notify the Company in writing, whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the other Funds except to the extent that said provisions (including those relating to compensation payable by such additional Fund to you as investment adviser) are modified with respect to such additional Fund in writing by you and the Company at the time.

          You will comply with all Rules and Regulations of the Securities and Exchange Commission applicable to you in connection with your performance of this Agreement, and will in addition conduct your activities under this Agreement in accordance with other law, including banking law, applicable to you.

          You will not make loans for the purpose of purchasing or carrying Fund shares, or make interest-bearing loans to the Company.

          You will place orders pursuant to your investment determination for the Funds either directly with the issuer or with any broker or dealer selected by you. In executing portfolio transactions and selecting brokers or dealers, you will use your reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors you deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, you may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which you or any of your affiliates exercises investment discretion. You are authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or your overall responsibilities to the particular Fund and to the Company. In no instance will portfolio securities be purchased from or sold to you, or the Funds' principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

          3.     Assistance.  You may, employ or contract with other persons
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to assist you in the performance of this Agreement. Such persons may include other investment advisory or management firms and officers or employees who are employed by both you and the Company. The fees or other compensation of such persons shall be paid by you and no obligation may be incurred on the Company's behalf to any such person.

          4.     Fees.  In consideration of the advisory services rendered
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pursuant to this Agreement, each Fund will pay you on the first business day of each month a fee at the annual rate of .25 of 1% of the value of such Fund's average daily net assets during the preceding month. Net asset value shall be computed in the manner, on such days and at such time or times as described in the Funds' Prospectus from time to time. The fee for the period from the effective date of the Registration Statement to the end of the first month thereafter shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          5.     Expenses.  You will bear all your own expenses in connection
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with the performance of your services under this Agreement, provided that such expenses will not include the expenses to be borne by the Funds, as set forth below. The expenses to be borne by the Funds include, without limitation, the following: organizational costs; taxes; interest; brokerage fees and commissions and other expenses in any way related to the execution, recording and settlement of portfolio security transactions; fees of Directors who are not also your officers; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of custodians and transfer and dividend paying agents; premiums for directors and officers liability insurance; costs of fidelity bonds; industry association fees; outside auditing and legal expenses; costs of maintaining corporate existence; costs of maintaining required books and accounts; cost of office facilities and supplies; data processing, clerical, accounting and bookkeeping services and other administrative expenses; costs attributable to investor services (including, without limitation, telephone and personnel expenses); costs of shareholders' reports and meetings; costs of preparing, printing and mailing share certificates, proxy statements and prospectuses; and any extraordinary expenses.

          6.     Liability.  You shall exercise your best judgment in
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rendering the services to be provided to each Fund. Each Fund agrees as an inducement to you and to others who may assist you in providing services to the Funds that you and such other persons shall not be liable for any alleged or actual error of judgment or mistake of law or for any alleged or actual loss suffered by such Fund or the Company and each Fund and the Company agree to indemnify and hold harmless you and such other persons against and from any claims, liabilities, actions, suits, proceedings, judgments or damages (and expenses as and when incurred in connection therewith, including the reasonable cost of investigating or defending same, including, but not limited to attorneys' fees) arising out of any such alleged or actual error of judgment or mistake of law or loss; provided that nothing herein shall be deemed to protect or purport to protect you or any other such person against any liability to the Company or to its security holders to which you or they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder.

          7.     Other Accounts.  The Company understands that you and other
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persons with whom you contract to provide the services hereunder may from time to time act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Company has no objection to your or their so acting. When purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you or such other persons which have available funds for investment, the available securities may be allocated in a manner believed by you and such other persons to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

          In addition, it is understood that you and the persons with whom you contract to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your or their right to engage in and devote time and attention to similar or other businesses.

          8.     Books and Records.  In compliance with the requirements of
                 -----------------
Rule 31a-3 under the 1940 Act, you agree that all records which you maintain for the Company are the property of the Company and you further agree to surrender promptly to the Company any of such records upon the Company's request. You further agree to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act such records that you, as investment adviser, are required to maintain by Rule 31a-1 under the 1940 Act.

          9.     Term.  This Agreement shall continue with respect to each
                 ----
Fund until the expiration of two years from the date of this Agreement and thereafter shall continue automatically for successive annual periods ending on the anniversary of the date of this Agreement, provided such continuance with respect to each Fund is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to any Fund or all Funds without penalty, on 60 days' notice, by you or by the Company's Board of Directors or by vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

          10.    Amendment.  This Agreement may be amended only by an
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instrument in writing signed by the party against which enforcement of the amendment is sought. No amendment of this Agreement shall be effective with respect to a particular Fund until approved by vote of a majority of that Fund's outstanding voting securities.

          11.    M.S.D.& T. or Mercantile-Safe Deposit & Trust Company.
                 -----------------------------------------------------
The Company recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "M.S.D.& T." or "Mercantile-Safe Deposit & Trust Company" as part of their name. You or your affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Company's investment adviser, the Company agrees that, at your request, the Company will take all necessary action to change the name of the Company and its Funds to a name not including "M.S.D.& T." or "Mercantile-Safe Deposit & Trust Company" in any form or combination of words.

          12.    Miscellaneous.  The captions in this Agreement are included
                 -------------
for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law; provided, that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or regulation of the Securities and Exchange Commission thereunder.

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

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                 Very truly yours,

                                 M.S.D.& T. FUNDS, INC.


                                 By: /s/ Leslie B. Disharoon
                                     -----------------------



Accepted:

MERCANTILE-SAFE DEPOSIT & TRUST COMPANY



By: [signature illegible]
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

                                   APPENDIX A
                                   ----------



                 The following persons are authorized to give Oral and Written instructions on behalf of M.S.D.& T. FUNDS, INC.



 Stephen M. Wynne
 Vice President                          /s/ Stephen M. Wynner

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 Barbara G. Berg
 Vice President                          /s/ Barbara G. Berg

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 Charles D. Curtis
 Assistant Vice President                /s/ Charles D. Curtis

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 Norman D. Van Horn
 Assistant Vice President                /s/ Norman D. Van Horn

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 Linda A. Durkin
 Investment Accounting Officer           /s/ Linda A. Durkin

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 George C. Earle, Jr.
 Assistant Vice President                /s/ George C. Earle, Jr.

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 Mark Palim
 Assistant Portfolio Manager             /s/ Mark Palim

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 Christopher Nee
 Account Administrator                   /s/ Christopher Nee

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 John F. Greenberg
 Investment Officer                      /s/ John F. Greenberg

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 Joseph Seth Hamed
 Assistant Portfolio Manager             /s/ Joseph Seth Hamed

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 Charles E. Merrick, III
 Vice President                          /s/ Charles E. Merrick, III

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 Brian J. Phelan
 Investment Accounting Officer           /s/ Brian J. Phelan

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 Martin S. Siekierski
 Sr. Investment Accounting Officer       /s/ Martin S. Siekierski

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 Susan A. Bruggeman
 Investment Accounting Officer           /s/ Susan A. Bruggeman

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 John J. McCullough
 Investment Accounting Office            /s/ John J. McCullough

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